As filed with the Securities and Exchange Commission on July 25, 2012

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMSTOCK HOLDING COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1164345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1886 Metro Center Drive, Suite 400

Reston, Virginia 20910

(703) 883-1700

(Address, including zip code, of Principal Executive Offices)

Amended and Restated 2004 Long-Term Incentive Compensation Plan

(Full title of the plan)

Joseph Squeri

Chief Financial Officer

Comstock Holding Companies, Inc.

1886 Metro Center Drive, Suite 400

Reston, Virginia 20910

(703) 883-1700

(Name, address and telephone number of agent for service)

Copies to: Carol McGee Alston & Bird LLP The Atlantic Building 950 F Street, NW Washington, DC 20004-1404 (202) 239-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $0.01 par value	1,877,301 (1) (2)	$1.27(3)	$2,384,172 (3)	$273.23
Class A Common Stock, $0.01 par value	901,500 (2) (4)	$1.09(5)	$982,635 (5)	$112.61
Total	2,778,801	—	—	$385.84

(1)	Represents shares issuable pursuant to the grant or exercise of awards under the Comstock Holding Companies, Inc. Amended and Restated 2004 Long-Term Incentive Compensation Plan (the “2004 Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover such indeterminate number of additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2004 Plan.
(3)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) and (c) under the Securities Act, based on the average of the high and low prices of the Company’s Class A common stock on the NASDAQ Stock Market on July 18, 2012.
(4)	Represents previously-granted, unexercised stock options under the Company’s 2004 Long-Term Incentive Compensation Plan prior to the amendment and restatement that was approved by security holders on June 22, 2012.
(5)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based on the exercise price of previously-granted stock options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The 2004 Plan prospectus, which constitutes Part I of this registration statement, will be delivered to participants in the 2004 Plan as specified by Rule 428(b)(1) under the Securities Act. The 2004 Plan prospectus and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b) Upon written or oral request, Comstock Holding Companies, Inc. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Joseph Squeri at the address and telephone number on the cover of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference and deemed to be a part hereof:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including information incorporated therein by reference), filed on March 30, 2012;

•	the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012, filed on May 11, 2012;

•	the Company’s Current Reports on Form 8-K filed on May 31, 2012 and June 26, 2012;

•	the description of the Company’s Class A common stock contained in the Registration Statement on Form 8-A dated December 10, 2004, filed pursuant to Section 12 of the Exchange Act; and

•

all other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, associate or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply (i) in a derivative action, to matters as to which it is adjudged that the director, officer, associate or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and (ii) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Article VI of the Company’s certificate of incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Article VII of the Company’s certificate of incorporation also provides that the Company shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

The Company has entered into an indemnification agreement with each director and certain officers of the Company, a form of which is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A filed with the Commission on December 7, 2004 (No. 333-118193). Pursuant to such agreements, the Company may be obligated, to the extent permitted by applicable law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company. In addition, the Company has purchased directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Virginia, on this 20th day of July, 2012.

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of July 20, 2012 in the capacities indicated.

Signature*	Title

/s/ Christopher Clemente Christopher Clemente	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Joseph M. Squeri Joseph M. Squeri	Chief Financial Officer (Principal Financial Officer)

/s/ Gregory V. Benson Gregory V. Benson	President and Chief Operating Officer

/s/ Norman D. Chirite Norman D. Chirite	Director

/s/ David M. Guernsey David M. Guernsey	Director

/s/ James A. MacCutcheon James A. MacCutcheon	Director

/s/ Clayton Perfall Clayton Perfall	Director

/s/ Robert P. Pincus Robert P. Pincus	Director

/s/ Socrates Verses Socrates Verses	Director

*	Each person whose signature appears herein constitutes and appoints Joseph M. Squeri and Jubal Thompson, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments and documents related thereto, and to file the same and any and all exhibits, financial statements and schedules related thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do and seek to be done by virtue hereof.

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended, initially filed with the Commission on August 13, 2004 (No. 333-118193))

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (filed herewith)

4.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended, initially filed with the Commission on August 13, 2004 (No. 333-118193))

5.1	Opinion of Alston & Bird LLP (filed herewith)

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24.1	Power of Attorney (included on signature page)

99.1	Comstock Holding Companies, Inc. Amended and Restated 2004 Long-Term Compensation Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32375) filed with the Commission on April 30, 2012)